Exhibit (g)

                LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.
                         INVESTMENT MANAGEMENT AGREEMENT

         Agreement, made the ___ day of April, 2004, between Lazard Global Total Return and Income Fund, Inc., a Maryland corporation (the "Fund") and Lazard Asset Management LLC, a New York limited liability company (the "Investment Manager").

                              W I T N E S S E T H:

         WHEREAS, the Fund is an closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund desires to retain the Investment Manager to render investment advisory services and the Investment Manager is willing to render such investment advisory services;

         NOW, THEREFORE, the parties agree as follows:

         1. The Fund hereby appoints the Investment Manager to act as manager of the Fund for the period and on the terms set forth in this Agreement. The Investment Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

         2. Subject to the supervision of the Board of Directors of the Fund, the Investment Manager shall manage the investment operations and assets of the Fund, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Prospectus (hereinafter defined) and subject to the following understandings:

                  (a) The Investment Manager shall provide supervision of the Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

                  (b) The Investment Manager shall use its best judgment in the performance of its duties under this Agreement.

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                  (c) The Investment Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus of the Fund (each hereinafter defined) and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                  (d) The Investment Manager shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers or dealers (including Lazard Freres & Co. LLC) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Fund's Board of Directors may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Investment Manager will give primary consideration to securing the most favorable price and efficient execution.

                  On occasions when the Investment Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

                  (e) The Investment Manager shall render to the Fund's Board of Directors such periodic and special reports with respect to the Fund's securities transactions as the Board may reasonably request.

                  (f) The Investment Manager shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's assets.

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         3. The Fund has delivered to the Investment Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (a) Articles of Incorporation of the Fund, filed with the State Department of Assessments and Taxation of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended and restated from time to time, are herein called the "Articles of Incorporation");

                  (b) By-Laws of the Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

                  (c) Resolutions of the Board of Directors of the Fund authorizing the appointment of the Investment Manager and approving the form of this Agreement;

                  (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-2 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's Common Stock;

                  (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission; and

                  (f) Prospectus of the Fund (such prospectus and the statement of additional information, each as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

         4. The Investment Manager shall authorize and permit any of the members, officers and employees of the Investment Manager, and any of the members, directors, officers and employees of any of its affiliates, who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Investment Manager under this Agreement may be furnished through the medium of any such members, directors, officers or employees of the Investment Manager or any of its affiliates.

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         5. The Investment Manager shall keep the books and records of the Fund required to be maintained by it pursuant to this Agreement and by the Fund pursuant to the 1940 Act. The Investment Manager agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the request of the Fund. The Investment Manager further agrees to preserve such records as prescribed by Rule 31a-2 under the 1940 Act.

         6. The Investment Manager will bear all of its expenses incurred in connection with the services to be rendered by the Investment Manager to the Fund under this Agreement, including without limitation, the compensation of all personnel of the Fund and the Investment Manager (other than personnel retained specifically by the Fund), except the fees of Directors of the Fund who are not affiliated persons of the Investment Manager or its affiliates. The Fund assumes and will pay all other expenses in connection with the Fund not assumed by the Investment Manager, including but not limited to:

                  (a) the fees and expenses of Directors who are not affiliated persons of the Investment Manager or any of its affiliates;

                  (b) the fees and expenses of the Fund's administrator, if any;

                  (c) the fees and expenses of the custodian which relate to (i) the custodial function and the recordkeeping connected therewith, (ii) the maintenance of the required accounting records of the Fund, (iii) the pricing of the Fund's portfolio of investments and calculation of net asset value, including the cost of any pricing or valuation service or services which may be retained pursuant to the authorization of the Directors of the Fund, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities;

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                  (d) the fees and expenses of the Fund's transfer agent, which may be the custodian, which relate to the maintenance of, and communications with respect to, each stockholder account;

                  (e) the charges and expenses of legal counsel and independent accountants for the Fund;

                  (f) expenses of listing shares of the Fund with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of the interests in the Fund, including expenses of conducting tender offers for the purpose of repurchasing Fund interests;

                  (g) brokers' commissions, spreads, fees, any issue or transfer taxes and any other charges in connection with portfolio transactions on behalf of the Fund;

                  (h) all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies, and all costs of maintaining corporate existence;

                  (i) the allocable share of the fees of any trade association of which the Fund may be a member;

                  (j) the cost of share certificates, if any, representing shares of the Fund;

                  (k) the fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Commission, and, if required, qualifying the shares of the Fund under state securities laws, including the preparation and printing of the Fund's Registration Statements and Prospectuses and amendments and revisions thereto (including proxy solicitation) for filing under federal and state securities laws for such purposes;

                  (l) all expenses of stockholders' and Directors' meetings and of preparing, printing and mailing Prospectuses and reports to stockholders in quantities required for distribution to the stockholders, and communications expenses with respect to individual stockholder accounts;

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                  (m) the cost of obtaining fidelity insurance and any liability insurance covering the Directors and officers of the Fund as such;

                  (n) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business;

                  (o) all expenses incurred in connection with the organization of the Fund and the initial public offering of the Fund's Common Stock;

                  (p) fees payable to the Investment Manager hereunder;

                  (p) interest expenses of the Fund, including expenses incurred in connection with leveraging the Fund's assets through a line of credit or other borrowing or issuing and maintaining preferred stock; and

                  (q) all other expenses properly payable by the Fund.

         7. For the services provided to the Fund and the expenses assumed pursuant to this Agreement, the Fund will pay monthly to the Investment Manager as full compensation therefor a management fee, accrued daily, at the annual rate of 0.85% of the Fund's average daily Leveraged Assets. Leveraged Assets means the Fund's total assets (including (1) the aggregate financial exposures created by forward currency contracts in excess of that represented in the Fund's net assets ("Forward Currency Contract Commitments") and (2) investments made with the proceeds of borrowings from financial institutions ("Borrowings")) minus accrued liabilities (other than Forward Currency Contract Commitments and liabilities associated with Borrowings). The liquidation value of any preferred stock is not treated as a liability.

         8. The Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section

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36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The federal securities laws may impose liabilities even, under certain circumstances, on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which the Fund may have under any federal securities law.

         9. This Agreement shall continue until December 31, 2005 (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on December 31 (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without payment of penalty by the Fund, on 60 days' written notice to the Investment Manager, by vote of the Board of Directors of the Fund, or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

         10. Nothing in this Agreement shall limit or restrict the right of any member, officer or employee of the Investment Manager or any member, director, officer or employee of any of its affiliates who may also be a Director, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Investment Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         11. During the term of this Agreement, the Fund agrees to furnish to the Investment Manager at its principal office all Prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public, which refer in any way to the

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Investment Manager, prior to use thereof and not to use such material if the
Investment Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Investment Manager copies of any of the above-mentioned materials which refer in any way to the Investment Manager. The Fund shall furnish or otherwise make available to the Investment Manager such other information relating to the business affairs of the Fund as the Investment Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         12. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act.

         13. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Investment Manager at 30 Rockefeller Plaza, New York, New York 10112, Attention: Secretary, or (2) to the Fund at 30 Rockefeller Plaza, New York, New York 10112, Attention: President.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                           LAZARD GLOBAL TOTAL RETURN AND INCOME
                           FUND, INC.

                           By:
                                  --------------------------------
                           Name:
                           Title:

                           LAZARD ASSET MANAGEMENT LLC

                           By:
                                  --------------------------------
                           Name:
                           Title:

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